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                                                                  EXHIBIT 4.7.1

         FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (herein called this "Amendment") is made effective as of the 31st day of July, 2000 by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("CEC"), certain other Subsidiaries of CEC (the "Subsidiary Guarantors"), Union Bank of California, N.A. ("Union Bank"), as administrative agent (in such capacity, the "Administrative Agent") and documentation agent, Bear Stearns Corporate Lending Inc. ("Bear Stearns"), as syndication agent (in such capacity, the "Syndication Agent"), Union Bank and Bear Stearns & Co. Inc., as Co-Lead Arrangers, and certain financial institutions party hereto ("Lenders").

                                   WITNESSETH:

         WHEREAS, Borrower, CEC and the Subsidiary Guarantors, as guarantors, Union Bank of California, N.A., as initial Lender and Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of May 30, 2000 (the "Original Agreement") for the purposes and consideration therein expressed; and

         WHEREAS, pursuant to that certain Assignment and Assumption Agreement of even date herewith by and between Union Bank and Bear Stearns, Union Bank has sold and assigned to Bear Stearns, as a lender, a fifty-percent (50%) interest in and to all of Union Bank's rights and obligations under the Original Agreement and the other Loan Documents; and

         WHEREAS, Borrower, CEC, the Subsidiary Guarantors, Administrative Agent and Syndication Agent and Lenders desire to amend the Original Agreement as expressly set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           DEFINITIONS AND REFERENCES

         Section 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.



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         "Amendment" means this First Amendment to Credit Agreement.

         "Credit Agreement" means the Original Agreement as amended hereby.


                                   ARTICLE II.

                        AMENDMENTS TO ORIGINAL AGREEMENT

         Section 2.1. Defined Terms. Section 1.1 of the Original Agreement is hereby amended as follows:

                  (a) The definition of "Chesapeake Marketing" is hereby amended in its entirety to read as follows:

                  " 'Chesapeake Marketing' means Chesapeake Energy Marketing, Inc., an Oklahoma corporation."

                  (b) The definition of "Maximum Loan Amount" is hereby amended in its entirety to read as follows:

                  " 'Maximum Loan Amount' means the amount of $100,000,000."

                  (c) The definition of "Required Lenders" is hereby deleted.

                  (d) The definition of "Senior Debt Limit" is hereby amended as follows:

                  The reference to "Section 4.8" is changed to "Section 4.9".

                  (e) The definition of "Syndication Agent" is hereby added to read as follows:

                  " 'Syndication Agent' means Bear Stearns Corporate Lending Inc., as Syndication Agent hereunder, and its successors in such capacity."

         Section 2.2. Majority Lenders. All references to "Required Lenders" in Sections 1.1, 2.7(b)(iii), 2.9 and 7.5(d) of the Original Agreement are hereby changed to "Majority Lenders".

         Section 2.3. Agents' Fees. Section 2.5(b) of the Original Agreement is hereby restated for the purposes of this Amendment:

                        "(b) Fees. In addition to all other amounts due to Agent
            and Syndication Agent under the Loan Documents, Borrower will pay fees to Agent and Syndication Agent as described in a letter agreement dated July 17, 2000 between Agent, Syndication Agent and Borrower."

         Section 2.4. Extension of Maturity Date. Section 2.17 is hereby added to the Original Agreement to read as follows:



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                  "Section 2.17. Option to Extend Maturity Date. On the last day of the Commitment Period, unless sooner paid as provided herein, all Loans shall be paid in full; provided that, upon Borrower's (i) written notice to Agent and Lenders of its intention to do so, given at least thirty (30) days prior to the Maturity Date and specifying the principal amount of Loans that will be outstanding on the Maturity Date and (ii) payment to Agent, on the Maturity Date for the account of each Lender, an amount equal to one-half of one-percent (.50%) times the Loans of each Lender outstanding on the Maturity Date, all Loans outstanding on the Maturity Date (but not to exceed the amount so specified in such written notice ) shall be due and payable in six (6) consecutive monthly installments, each of which shall be equal to one-sixth (1/6) of all Loans outstanding on the Maturity Date, and shall be due and payable on the 15th day of each calendar month, beginning August 15, 2002 and continuing regularly thereafter until January 15, 2003, at which time the unpaid principal balance of the Loans and all interest accrued thereon shall be due and payable in full."

         Section 2.5. Limitation on Dividends and Redemptions. Section 7.6 of the Original Agreement is hereby amended in its entirety to read as follows:

                  "Section 7.6. Limitation on Dividends and Redemptions. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, except as expressly provided in this section. Dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by any Restricted Person to another Restricted Person. Dividends on Parent's 7% Cumulative Convertible Preferred Stock ("Preferred Stock") accrued for the Fiscal Quarter then most recently ended may be paid by Parent during each Fiscal Quarter beginning with a payment in the Fiscal Quarter ended September 30, 2000 (in respect of dividends accrued for the Fiscal Quarter ended June 30, 2000) provided (i) such dividends declared and paid in any Fiscal Quarter shall not exceed $.875 per share of Preferred Stock and (ii) at the time any such dividend is so declared and after giving effect to such declaration and payment, no Event of Default will result under Section 7.12 and no other Default or Event of Default will have occurred and be continuing or will result from such declaration and payment. No other dividends of any type to any Person shall be paid without the prior written consent of the Agent and Majority Lenders."

         Section 2.6. Other Agents. Section 9.10 is hereby added to the Original Agreement to read as follows:

                  "Section 9.10. Other Agents. The Syndication Agent, in such capacity, shall not have any duties or responsibilities or incur any obligation or liabilities under this Agreement or other Loan Documents."




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         Section 2.7. Borrowing Base. As of the date hereof and until compliance with the conditions set forth in the immediately following sentence of this paragraph, the Borrowing Base shall be $75,000,000. Upon (i) Borrower's execution, acknowledgment and delivery to Agent of Security Documents in form and substance satisfactory to Agent, granting to Agent, on behalf of the Lenders, first perfected Liens on and in the properties listed on Schedule 1 attached hereto and (ii) completion by counsel to Agent of title review in respect of the properties listed on Schedule 2 attached hereto satisfactory in form and scope to Agent reflecting to Agent's satisfaction, that Borrower has good and defensible title to such properties free and clear of all Liens other than Permitted Liens and such other matters as Agent shall specify, the Borrowing Base shall be $100,000,000. Nothing in this paragraph shall prevent the Borrowing Base from continuing to be subject to the provisions of Sections
2.9 and 2.10 of the Original Agreement.


                                  ARTICLE III.

                           CONDITIONS OF EFFECTIVENESS

         Section 3.1 This Amendment shall become effective as of the date first above written when, and only when Administrative Agent shall have received the following, at Administrative Agent's office in Los Angeles, California, duly executed and delivered in form, substance and date satisfactory to Agent:

                  (a) This Amendment and any other documents that Administrative Agent, Syndication Agent and Lenders are to execute in connection herewith.

                  (b) Certain certificates of Borrower including:

                           (i) An "Omnibus Certificate" of the Secretary and of
                  the Chairman of the Board or President of the general partner of Borrower, which shall contain the names and signatures of the officers of the general partner of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions attached thereto duly adopted by the Board of Directors of the general partner of Borrower and in full force and effect at the time this Amendment is entered into, authorizing the execution of this Amendment and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and of the general partner of Borrower and all amendments thereto, certified by the appropriate official of the Borrower's state and general partner's state of organization, and (3) a copy of any bylaws of the general partner of Borrower previously delivered to Agent and Lenders in connection with the Original Agreement (which may, with respect to any such charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement); and

                           (ii) A "Compliance Certificate" of the Chairman of
                  the Board or President and of the chief financial officer of Parent, of even date with such Loan




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                  or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a),
                  (b), (c) and (d) of Section 4.2 of the Original Agreement.

                  (c) Documents similar to those specified in subsection (b)(i) of this Section with respect to each Guarantor (which may, with respect to charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement).

                  (d) A favorable opinion of Messrs. Self, Giddens and Lees, counsel for Restricted Persons, substantially in the form set forth in Exhibit F of the Original Agreement.

                  (e) A certificate executed by the chief financial officer of Parent of even date herewith reflecting the computation of the then current Senior Debt Limit together with supporting information satisfactory to Agent.

                  (f) Payment of all commitment, facility, agency and other fees required to be paid to any Bank Party pursuant to the letter agreement referred to in Section 2.3 of this Amendment.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties of Borrower and CEC. In order to induce Administrative Agent, Syndication Agent and Lenders to enter into this Amendment, Borrower and CEC represent and warrant to Administrative Agent, Syndication Agent and Lenders that:

                  (a) The representations and warranties contained in Article V, subsections 5.01 to 5.19, inclusive, of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

                  (b) Borrower, CEC and the Subsidiary Guarantors are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their obligations under the Credit Agreement. Borrower, CEC and the Subsidiary Guarantors have duly taken all partnership and corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower, CEC and the Subsidiary Guarantors hereunder.

                  (c) The execution and delivery by Borrower, CEC and the Subsidiary Guarantors of this Amendment, the performance by Borrower, CEC and the Subsidiary Guarantors of their obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or the articles of incorporation and bylaws of Borrower or CEC, or of any material agreement, judgment, license, order or permit applicable to or binding upon





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         Borrower, CEC and the Subsidiary Guarantors, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower, CEC and the Subsidiary Guarantors. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower, CEC and the Subsidiary Guarantors of this Amendment or to consummate the transactions contemplated hereby.

                  (d) When duly executed and delivered, this Amendment and the Credit Agreement will each be a legal and binding obligation of Borrower, CEC and the Subsidiary Guarantors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                  (e) The audited Consolidated financial statements of the Parent dated as of December 31, 1999 and the unaudited Consolidated financial statements of the Parent dated as of March 31, 2000, fairly present the Parent's Consolidated financial position at such date and the Consolidated results of the Parent's operations and changes in the Parent's Consolidated cash flow for the period thereof. Copies of such financial statements have heretofore been delivered to Administrative Agent, Syndication Agent and Lenders.


                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended and each other Loan Document affected hereby are ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Administrative Agent, Syndication Agent or Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower, CEC and the Subsidiary Guarantors herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loan, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or CEC or any Subsidiary Guarantor hereunder or under the Credit Agreement to Administrative Agent, Syndication Agent or Lenders shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower, CEC and the Subsidiary Guarantors under this Amendment and under the Credit Agreement.

         Section 5.3. Consent of Guarantors. Each of the undersigned Guarantors hereby consents to the provisions of this Amendment and the transactions contemplated herein and hereby (i)



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acknowledges and agrees that any and all indebtedness, liabilities or obligations arising under or in connection with the Notes are Obligations and are secured indebtedness under, and are secured by, each and every Security Document to which it is a party, (ii) re-pledges, re-grants and re-assigns a security interest in and lien on all of its assets described as collateral in any Security Document, (iii) ratifies and confirms its Guaranty dated May 30, 2000 made by it for the benefit of Administrative Agent and Lenders, and (iv) expressly acknowledges and agrees that such Guarantor guarantees all indebtedness, liabilities and obligations arising under or in connection with the Notes pursuant to the terms of such Guaranty, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

         Section 5.4. Release of Claims. Borrower hereby releases and forever discharges Administrative Agent, Syndication Agent and Lenders, together with their employees, agents, attorneys, officers, and directors (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to the Original Agreement, including but not limited to claims of usury (although no such claims are known to exist) (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this Section 5.4 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

         Section 5.5. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

         Section 5.6. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.7. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their duly authorized officers.


                                    CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP,
                                    BORROWER

                                        By: Chesapeake Operating, Inc.,
                                            its general partner

                                        By:
                                           ------------------------------------
                                            Martha A. Burger
                                            Treasurer


                                    CHESAPEAKE ENERGY CORPORATION,
                                    GUARANTOR

                                    By:
                                       ----------------------------------------
                                         Martha A. Burger
                                         Treasurer


                                    CHESAPEAKE PANHANDLE LIMITED
                                    PARTNERSHIP,
                                    GUARANTOR

                                        By:  Chesapeake Operating, Inc.,
                                             its general partner

                                        By:
                                           ------------------------------------
                                             Martha A. Burger
                                             Treasurer


                                    CHESAPEAKE LOUISIANA, L.P.,
                                    GUARANTOR

                                        By:  Chesapeake Operating, Inc.,
                                             its general partner

                                        By:
                                           ------------------------------------
                                             Martha A. Burger
                                             Treasurer



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                                    CHESAPEAKE ACQUISITION CORPORATION,
                                    GUARANTOR

                                    By:
                                       ----------------------------------------
                                        Martha A. Burger
                                        Treasurer


                                    CHESAPEAKE OPERATING, INC.,
                                    GUARANTOR

                                    By:
                                       ----------------------------------------
                                        Martha A. Burger
                                        Treasurer


                                    CHESAPEAKE ENERGY LOUISIANA CORPORATION,
                                    GUARANTOR

                                    By:
                                       ----------------------------------------
                                        Martha A. Burger
                                        Treasurer


                                    CHESAPEAKE ROYALTY COMPANY,
                                    GUARANTOR

                                    By:
                                       ----------------------------------------
                                        Martha A. Burger
                                        Treasurer


                                    ARKOMA PITTSBURG HOLDING CORPORATION,
                                    GUARANTOR

                                    By:
                                       ----------------------------------------
                                        Martha A. Burger
                                        Treasurer



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                                  UNION BANK OF CALIFORNIA, N.A.,
                                  ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, LC ISSUER, LENDER AND CO-LEAD ARRANGER


                                    By:
                                       ----------------------------------------
                                         Name:
                                         Title:


                                    By:
                                       ----------------------------------------
                                         Name:
                                         Title:




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                                    BEAR STEARNS CORPORATE LENDING INC.,
                                    SYNDICATION AGENT AND LENDER


                                    By:
                                       ----------------------------------------
                                         Name:
                                         Title:


                                    BEAR STEARNS & CO. INC.,
                                    CO-LEAD ARRANGER


                                    By:
                                       ----------------------------------------
                                         Name:
                                         Title: